Exhibit 99.1

NEWS RELEASE
Contacts: Media – John Vigeland (920) 429-4132 Investor Relations (920) 429-7039

SHOPKO REPORTS THIRD QUARTER RESULTS

GREEN BAY, Wis. (November 17, 2005)    ShopKo Stores, Inc. (NYSE: SKO), today announced financial results for the third quarter ended October 29, 2005.  Net loss for the third quarter of 2005 was $14.1 million compared with net income of $2.0 million last year.  Net loss per diluted share was $0.47 in the third quarter of 2005 compared with net income per diluted share of $0.07 last year.

Consolidated sales decreased 5.6 percent to $704.8 million in the third quarter of 2005 compared with $746.4 million for the comparable period last year.  Consolidated comparable store sales decreased 5.8 percent.

The third quarter 2005 results reflect a number of factors, including:

•

Merger-related expenses of $16.3 million ($0.50 per share) related to the proposed sale of the Company, including a $13.5 million merger termination fee (for which no tax benefit was recognized) paid to Badger Retail Holding, Inc., an affiliate of Goldner Hawn Johnson & Morrison Incorporated

•

A continued  focus on improving the mix between profitable sales and promotional activity, resulting in higher gross margin

•

Expenses of $1.1 million associated with the closing of two Pamida stores

•

A reduction in interest expense of $2.0 million due to lower debt levels.

Debt levels at the end of the third quarter declined by $157.5 million from the comparable 2004 period due to higher cash flows from operations (exclusive of merger-related costs), reduced inventory levels, use of proceeds from the sale of the three Colorado stores, and reduced capital expenditures. Merchandise inventories declined $55.1 million in the third fiscal quarter from the comparable 2004 period. Capital expenditures for the third quarter of 2005 were $12.2 million compared with $19.4 million last year.  As a result of reduced borrowing levels and needs, the Company elected to reduce its credit line with Bank of America by $100 million in the third quarter.

Year to Date 2005

For the thirty-nine weeks ended October 29, 2005, consolidated sales were $2,145.1 million compared with $2,257.0 million last year, a decrease of 5.0 percent.  Comparable store sales decreased 5.4 percent. Net loss was $1.9 million in 2005 compared with net income of $7.9 million in 2004.  Net loss per diluted share was $0.06 in 2005 compared with net income per diluted share of $0.27 in 2004.  The 2005 results reflect merger-related expenses of $19.1 million ($0.56 per share).

Due to the pending merger agreement pursuant to which ShopKo Stores, Inc. will be acquired by an affiliate of the private investment firm Sun Capital Partners, Inc., a Boca Raton, Florida-based private equity firm, the Company has determined not to hold a conference call to discuss third quarter results.

ShopKo Stores, Inc. provides weekly updates on consolidated comparable store sales.  A real time audio recording of the previous week’s results will be available after 10:00 a.m. CDT Monday by calling (920) 429-4646.  These recorded messages will not be available on the Monday preceding monthly sales releases.

ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions.  Retail formats include 137 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 216 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept.  With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO.  For more information about ShopKo, Pamida or ShopKo Express Rx, visit our Web site at www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding expected sales and other financial results.  Such statements are subject to important factors that could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements including those referenced in ShopKo's current annual report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings; and such factors are incorporated by reference.

#####

Consolidated Sales Summary (dollars in millions)

Third Quarter

Business Segments	07/31/05- 10/29/05 (13 weeks)	08/01/04- 10/30/04 (13 weeks)	Change Total**	Change Comp* (13 weeks vs. 13 weeks)
ShopKo	$522.1	$553.1	(5.6)%	(5.6)%
Pamida*	182.7	193.3	(5.5)%	(6.1)%
Consolidated	$704.8	$746.4	(5.6)%	(5.8)%

*Comparable store sales represent sales of those stores open during both fiscal years and do not include sales from the ShopKo wholesale optical lab.

**ShopKo division total sales variance reflects sales from three closed ShopKo locations in fiscal 2005, one closed ShopKo location in fiscal 2004 and three new ShopKo Express Rx locations.  Pamida division total sales variance reflects sales from five closed Pamida locations and seven new locations in fiscal 2004 and three new locations and seven closed locations in fiscal 2005.

ShopKo Stores, Inc. and Subsidiaries
Consolidated Statements of Operations
Third Quarter and Year-to-Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 29,	October 30,	October 29,	October 30,
(In thousands, except per share data)	2005	2004	2005	2004

Revenues:
Net sales	$704,845	$746,391	$2,145,099	$2,257,000
Licensed department rentals and other income	3,425	3,497	10,384	9,847
	708,270	749,888	2,155,483	2,266,847
Costs and expenses:
Cost of sales	511,843	554,175	1,558,989	1,677,679

Gross margin	193,002	192,216	586,110	579,321

Selling, general and administrative expenses	168,136	162,684	489,695	486,630
Depreciation and amortization expenses	19,739	20,916	61,265	63,574
Merger-related expenses	16,256(1)	--	19,095(1)	--
	204,131	183,600	570,055	550,204

(Loss) income from operations	(7,704)	12,113	26,439	38,964
Interest expense	6,785	8,840	21,148	25,985

(Loss) income before income taxes	(14,489)	3,273	5,291	12,979
(Benefit) provision for income taxes	(383)	1,278	7,235	5,064

Net (loss) income	$(14,106)	$1,995	$(1,944)	$7,915

Net (loss) income per share of common stock:
Basic:	$(0.47)	$0.07	$0.06	$0.27

Diluted:	$(0.47)	$0.07	$0.06	$0.27

Weighted average number of common shares outstanding:
Basic:	30,211	29,362	30,004	29,288

Diluted:	30,211	29,683	30,004	29,553

(1)

Includes a termination fee of $13.5 million paid to Badger Retail Holdings, Inc.  Due to the non-deductibility of certain merger-related expenses, the impact on net income of such non-recurring expenses was $15.2 million ($0.50 per share) and $16.9 million ($0.56 per share) for the 13 and 39 week periods ended October 29, 2005, respectively.

ShopKo Stores, Inc. and Subsidiaries
Consolidated Statements of Operations
Percents of Sales
Third Quarter and Year-to-Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

Revenues:
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.5	0.5	0.5	0.4
	100.5	100.5	100.5	100.4
Costs and expenses:
Cost of sales	72.6	74.2	72.7	74.3

Gross margin	27.4	25.8	27.3	25.7

Selling, general and administrative expenses	23.9	21.8	22.8	21.6
Depreciation and amortization expenses	2.8	2.8	2.9	2.8
Merger-related expenses	2.3	0.0	0.9	0.0
	29.0	24.6	26.6	24.4

(Loss) income from operations	(1.1)	1.6	1.2	1.7
Interest expense	1.0	1.2	1.0	1.2

(Loss) income before income taxes	(2.1)	0.4	0.2	0.5
(Benefit) Provision for income taxes	(0.1)	0.2	0.3	0.2

Net (loss) income	(2.0)	0.3	(0.01)	0.3

ShopKo Stores, Inc. and Subsidiaries
Business Segment Information
Third Quarter and Year-to-Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 29,	October 30,	October 29,	October 30,
(Dollars in thousands)	2005	2004	2005	2004

ShopKo Retail Segment
Net sales	$522,152	$553,134	$1,573,259	$1,674,734
Licensed department rentals and other income	3,015	3,015	9,008	8,682
	525,167	556,149	1,582,267	1,683,416
Costs and expenses:
Cost of sales	379,654	407,972	1,144,119	1,243,901

Gross Margin	142,498	145,162	429,140	430,833

Selling, general and administrative expenses	116,986	114,199	337,368	337,907
Depreciation and amortization expenses	14,746	15,513	45,744	45,983
	131,732	129,712	383,112	383,890

Income from operations	$13,781	$18,466	$55,036	$55,625

Pamida Retail Segment
Net sales	$182,693	$193,257	$571,840	$582,266
Licensed department rentals and other income	410	482	1,376	1,164
	183,103	193,739	573,216	583,430
Costs and expenses:
Cost of sales	132,189	146,203	414,870	433,778

Gross Margin	50,504	47,054	156,970	148,488

Selling, general and administrative expenses	44,035	42,616	131,673	129,115
Depreciation and amortization expenses	4,855	5,270	15,135	17,160
	48,890	47,886	146,808	146,275

Income (loss) from operations	$2,024	$(351)	$11,538	$3,378

Corporate Segment

Net sales	$-	$-	$-	$-
Licensed department rentals and other income	-	-	-	-
	-	-	-	-
Costs and expenses:
Selling, general and administrative expenses	7,115	5,870	20,654	19,608
Depreciation and amortization expenses	138	133	386	431
Merger-related expenses	16,256	0	19,095	0
	23,509	6,003	40,135	20,039

(Loss) from operations	$(23,509)	$(6,003)	$(40,135)	$(20,039)

Consolidated
(Loss) income from operations	$(7,704)	$12,112	$26,439	$38,964

ShopKo Stores, Inc. and Subsidiaries
Business Segment Information
Percents of Sales
Third Quarter and Year-to-Date

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

ShopKo Retail Segment
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.6	0.5	0.6	0.5
	100.6	100.5	100.6	100.5
Costs and expenses:
Cost of sales	72.7	73.8	72.7	74.3

Gross Margin	27.3	26.2	27.3	25.7

Selling, general and administrative expenses	22.4	20.6	21.5	20.2
Depreciation and amortization expenses	2.8	2.8	2.9	2.7
	25.2	23.5	24.4	22.9

Income from operations	2.7	3.3	3.5	3.3

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004
Pamida Retail Segment
Net sales	100.0	100.0	100.0	100.0
Licensed department rentals and other income	0.2	0.2	0.2	0.2
	100.2	100.2	100.2	100.2
Costs and expenses:
Cost of sales	72.3	75.7	72.5	74.5

Gross Margin	27.7	24.3	27.5	25.5

Selling, general and administrative expenses	24.1	22.1	23.0	22.2
Depreciation and amortization expenses	2.7	2.7	2.7	2.9
	26.8	24.8	25.7	25.1

Income (loss) from operations	1.1	(0.3)	2.0	0.6

Consolidated
(Loss) income from operations	(1.1)	1.6	1.2	1.7

ShopKo Stores, Inc. and Subsidiaries

Consolidated Condensed Balance Sheets

(In thousands)

	October 29,	October 30,
	2005	2004

Cash and cash equivalents	$33,215	$29,280
Receivables, less allowances	50,574	55,398
Merchandise inventories	646,832	701,953
Other current assets	6,646	8,241
Total current assets	737,267	794,872

Other assets and deferred charges	8,904	7,943
Intangible assets	22,877	28,984
Net property and equipment	687,541	757,254
Total assets	$1,456,589	$1,589,053

Short-term debt	$65,000	$156,101
Accounts payable - trade	280,323	297,489
Accrued liabilities	180,170	180,247
Current portion of long-term obligations	6,288	62,304
Total current liabilities	531,781	696,141

Long-term obligations	230,297	240,637
Other long-term obligations	23,975	21,838
Deferred income taxes	22,039	29,791
Shareholders' equity	648,497	600,646
Total liabilities and shareholders' equity	$1,456,589	$1,589,053